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Exhibit 99.1


                                   (AMEX:GTA)


AT THE COMPANY
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W. Bradley Blair, II
President and Chief Executive Officer
Scott D. Peters
Chief Financial Officer
(843)723-4653

FOR IMMEDIATE RELEASE
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MAY 31, 2001

                GOLF TRUST OF AMERICA LENDER NEGOTIATIONS PROCEED
                -------------------------------------------------

CHARLESTON, SC, May 31, 2001 - Golf Trust of America, Inc. (AMEX:GTA) announced today that as a result of continuing discussions with its lenders, the preliminary injunction hearing set for May 31, 2001 was not held. In addition the litigation, which had been removed to the U.S. District Court for the Western District of North Carolina, has now been remanded to the State Courts of Mecklenburg County. The parties intend to seek transfer of the case to the North Carolina Business Court for a hearing tentatively set for June 14, 2001. The Company believes that it and its Lenders are now in a position to negotiate an agreement without the artificial constraints of judicial intervention.

         Golf Trust of America, Inc. is a real estate investment trust involved in the ownership of high-quality golf courses in the United States. The Company currently owns an interest in 36.5 (eighteen-hole equivalent) golf courses.

                                      # # #

CERTAIN MATTERS DISCUSSED IN THIS PRESS RELEASE MAY CONSTITUTE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE FEDERAL SECURITIES LAWS. ACTUAL RESULTS AND THE TIMING OF CERTAIN EVENTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN OR CONTEMPLATED BY THE FORWARD-LOOKING STATEMENTS DUE TO A NUMBER OF FACTORS INCLUDING GENERAL ECONOMIC CONDITIONS, COMPETITION FOR GOLF COURSE ACQUISITIONS, THE AVAILABILITY OF EQUITY AND DEBT FINANCING, INTEREST RATES AND OTHER RISK FACTORS AS OUTLINED IN THE COMPANY'S SEC REPORTS.